Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Third Quarter Results; Delivers 6.0% Increase in Same Store Sales and Raises Full Year Guidance

•
Consolidated same store sales for the third quarter increased 6.0%, driven by increases in both average ticket and transactions, and represents the Company's strongest quarterly comp sales gain since 2013

•	Company delivered third quarter 2019 earnings per diluted share of $0.66 and non-GAAP earnings per diluted share of $0.52, up 69% and 33% respectively versus $0.39 per diluted share in the prior year

•
Company raises full year 2019 earnings per diluted share guidance to $3.63 to 3.73 and raises full year 2019 non-GAAP earnings per diluted share guidance to $3.50 to 3.60, both up from the previous range of $3.30 to 3.45

•	Company repurchased approximately $100 million of common stock during the third quarter

PITTSBURGH, November 26, 2019 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended November 2, 2019.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended November 2, 2019 of $57.6 million, or $0.66 per diluted share. The Company reported consolidated net income for the third quarter ended November 3, 2018 of $37.8 million, or $0.39 per diluted share.

On a non-GAAP basis, the Company reported consolidated net income for the third quarter ended November 2, 2019 of $44.8 million, or $0.52 per diluted share. Third quarter 2019 non-GAAP results exclude the gain on sale of subsidiaries, charges related to the exit of eight Field & Stream stores, and a non-cash asset impairment. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Net sales for the third quarter of 2019 increased 5.6% to approximately $1.96 billion. Consolidated same store sales increased 6.0%. Third quarter 2018 consolidated same store sales decreased 3.9%, adjusted for the calendar shift due to the 53rd week in fiscal 2017, which the Company believes is the best view of its business.

“We are very pleased with our strong third quarter results, as we delivered a 6.0% comp sales increase and meaningful gross margin expansion. We saw increases in both average ticket and transactions, as well as growth across each of our three primary categories of hardlines, apparel and footwear,” said Edward W. Stack, Chairman and Chief Executive Officer. “As we head into the holiday season, we remain very enthusiastic about our business, and we are pleased to increase our full year sales and earnings outlook for the third time this year."

Lauren R. Hobart, President, added, “The momentum in our stores continued to build with our focus on service standards, recognition of great results and stronger marketing. Combining this with the successful openings of our new eCommerce fulfillment centers and enhanced website functionality, we continue to build one of the best omni-channel experiences in retail."

Omni-channel Development

eCommerce sales for the third quarter of 2019 increased 13%. eCommerce penetration for the third quarter of 2019 was approximately 13% of total net sales, compared to approximately 12% during the third quarter of 2018.

In the third quarter, the Company opened six new DICK'S Sporting Goods stores and one new Golf Galaxy store, completing its 2019 store development program. The Company also exited eight Field & Stream stores, which were subleased to Sportsman's Warehouse, and closed one Golf Galaxy Store. As of November 2, 2019, the Company operated 733 DICK'S Sporting Goods stores in 47 states, with approximately 38.8 million square feet, 95 Golf Galaxy stores in 32 states, with approximately 2.0 million square feet, and 27 Field & Stream stores in 16 states, with approximately 1.2 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the third quarter of 2019 with approximately $87.6 million in cash and cash equivalents and approximately $719.3 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $495 million to shareholders through share repurchases and quarterly dividends.

Total inventory increased 17.1% at the end of the third quarter of 2019 as compared to the end of the third quarter of 2018. This planned increase was due primarily to strategic investments to support key growth categories.

Year-to-Date Results

The Company reported consolidated net income for the 39 weeks ended November 2, 2019 of $227.6 million, or $2.53 per diluted share. For the 39 weeks ended November 3, 2018, the Company reported consolidated net income of $217.3 million, or $2.18 per diluted share.

On a non-GAAP basis, the Company reported consolidated net income for the 39 weeks ended November 2, 2019 of $215.8 million, or $2.39 per diluted share, which excludes the gain on sale of subsidiaries, non-cash asset impairments, charges related to the exit of eight Field and Stream stores, and the favorable settlement of a litigation contingency. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Net sales for the 39 weeks ended November 2, 2019 increased 3.3% to approximately $6.14 billion. Consolidated same store sales increased 3.1%. Consolidated same store sales decreased 3.5% for the 39-weeks ended November 3, 2018, adjusted for the calendar shift due to the 53rd week in 2017, which the Company believes is the best view of its business.

Capital Allocation

On November 21, 2019, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.275 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 31, 2019 to stockholders of record at the close of business on December 13, 2019.

During the third quarter of 2019, the Company repurchased approximately 2.8 million shares of its common stock at an average cost of $35.07 per share, for a total cost of $99.5 million. Under the five-year share repurchase program authorized by the Board of Directors in March 2016, the Company has repurchased approximately $933 million of common stock and has approximately $67 million remaining under the program. On June 12, 2019, the Company's Board of Directors authorized an additional five-year share repurchase program of up to $1 billion of the Company's common stock. The Company plans to continue to purchase under the 2016 program until it is exhausted or expired.

Full Year 2019 Outlook

•
Based on an estimated 89 million average diluted shares outstanding, the Company currently projects earnings per diluted share to be approximately $3.63 to 3.73. The Company reported earnings per diluted share of $3.24 for the 52 weeks ended February 2, 2019.

◦	The Company's earnings per diluted share guidance includes approximately $30 million of net investments in business transformation initiatives.

◦	The Company's earnings per diluted share guidance includes the expected impact from all tariffs currently in effect, as well as any new tariffs slated to go into effect.

•
The Company currently projects non-GAAP earnings per diluted share to be approximately $3.50 to 3.60. This excludes the gain on sale of subsidiaries, non-cash asset impairments, charges related to the exit of eight Field & Stream stores, and the favorable settlement of a litigation contingency.

•	The Company is continuing the strategic review of its hunt business, including Field & Stream.

•	Consolidated same store sales are currently expected to increase 2.5% to 3%, compared to a 3.1% decrease in 2018.

•
In 2019, the Company anticipates capital expenditures to be approximately $230 million on a gross basis and approximately $200 million on a net basis. In 2018, capital expenditures were $198 million on a gross basis and $170 million on a net basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income, non-GAAP earnings per diluted share, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2019 outlook for earnings and sales; investments in business transformation initiatives; the impact of tariffs; capital expenditures; and share repurchases and dividends.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: changes in consumer discretionary spending; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to private brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the amount devoted to strategic investments and the timing and success of those investments; the integration of strategic acquisitions being more difficult, time-consuming, or costly than expected; the results of the strategic review of the hunt business, including Field & Stream; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, or tariffs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; factors affecting vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, Chairman and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of the Company's business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 29, 2019 and the Quarterly Report filed with the SEC on August 29, 2019. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of November 2, 2019, the Company operated 733 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated teammates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK’S also owns and operates Golf Galaxy and Field & Stream specialty stores, as well as GameChanger, a youth sports mobile app for scheduling, communications and live scorekeeping. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Investor Relations page at dicks.com.

Contacts:
Investor Relations:
Nate Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 2, 2019	% of Sales(2)	November 3, 2018	% of Sales(2)

Net sales	$1,962,204	100.00%	$1,857,273	100.00%
Cost of goods sold, including occupancy and distribution costs (1)	1,381,562	70.41	1,333,719	71.81

GROSS PROFIT	580,642	29.59	523,554	28.19

Selling, general and administrative expenses	531,704	27.10	468,691	25.24
Pre-opening expenses	3,313	0.17	1,997	0.11

INCOME FROM OPERATIONS	45,625	2.33	52,866	2.85

Gain on sale of subsidiaries	(33,779)	(1.72)	—	—
Interest expense	4,278	0.22	2,606	0.14
Other (income) expense	(2,020)	(0.10)	68	—

INCOME BEFORE INCOME TAXES	77,146	3.93	50,192	2.70

Provision for income taxes	19,562	1.00	12,365	0.67

NET INCOME	$57,584	2.93%	$37,827	2.04%

EARNINGS PER COMMON SHARE:
Basic	$0.68		$0.39
Diluted	$0.66		$0.39

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	85,048		96,677
Diluted	86,601		97,890

(1) Cost of goods sold includes: the cost of merchandise (inclusive of vendor allowances, inventory shrinkage and inventory write-downs for the lower of cost and net realizable value); freight; distribution; shipping; and store occupancy costs. The Company defines merchandise margin as net sales less the cost of merchandise sold.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 2, 2019	% of Sales(2)	November 3, 2018	% of Sales(2)

Net sales	$6,142,093	100.00%	$5,944,480	100.00%
Cost of goods sold, including occupancy and distribution costs (1)	4,320,571	70.34	4,201,277	70.68

GROSS PROFIT	1,821,522	29.66	1,743,203	29.32

Selling, general and administrative expenses	1,539,934	25.07	1,434,344	24.13
Pre-opening expenses	4,887	0.08	6,135	0.10

INCOME FROM OPERATIONS	276,701	4.50	302,724	5.09

Gain on sale of subsidiaries	(33,779)	(0.55)	—	—
Interest expense	12,909	0.21	8,312	0.14
Other income	(10,340)	(0.17)	(1,233)	(0.02)

INCOME BEFORE INCOME TAXES	307,911	5.01	295,645	4.97

Provision for income taxes	80,268	1.31	78,336	1.32

NET INCOME	$227,643	3.71%	$217,309	3.66%

EARNINGS PER COMMON SHARE:
Basic	$2.57		$2.20
Diluted	$2.53		$2.18

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,671		98,926
Diluted	90,130		99,878

(1) Cost of goods sold includes: the cost of merchandise (inclusive of vendor allowances, inventory shrinkage and inventory write-downs for the lower of cost and net realizable value); freight; distribution; shipping; and store occupancy costs. The Company defines merchandise margin as net sales less the cost of merchandise sold.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	November 2, 2019	November 3, 2018	February 2, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$87,622	$92,103	$113,653
Accounts receivable, net	70,463	57,559	37,970
Income taxes receivable	17,122	10,422	6,135
Inventories, net	2,573,250	2,196,777	1,824,696
Prepaid expenses and other current assets	128,458	138,468	139,944
Total current assets	2,876,915	2,495,329	2,122,398

Property and equipment, net	1,436,975	1,578,313	1,565,271
Operating lease assets	2,378,399	—	—
Intangible assets, net	123,855	131,763	130,166
Goodwill	245,857	250,476	250,476
Other assets:
Deferred income taxes	16,033	11,886	13,243
Other	128,965	115,991	105,595
Total other assets	144,998	127,877	118,838
TOTAL ASSETS	$7,206,999	$4,583,758	$4,187,149

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,097,564	$1,028,234	$889,908
Accrued expenses	379,774	350,737	364,342
Operating lease liabilities	417,912	—	—
Income taxes payable	2,519	2,078	20,142
Deferred revenue and other liabilities	183,876	173,032	230,247
Total current liabilities	2,081,645	1,554,081	1,504,639
LONG-TERM LIABILITIES:
Revolving credit borrowings	719,300	382,300	—
Long-term operating lease liabilities	2,509,866	—	—
Deferred income taxes	8,530	14,951	11,776
Other long-term liabilities	178,756	785,384	766,573
Total long-term liabilities	3,416,452	1,182,635	778,349
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	597	703	693
Class B common stock	243	245	245
Additional paid-in capital	1,240,864	1,204,293	1,214,287
Retained earnings	2,599,495	2,374,336	2,455,192
Accumulated other comprehensive loss	(116)	(118)	(120)
Treasury stock, at cost	(2,132,181)	(1,732,417)	(1,766,136)
Total stockholders' equity	1,708,902	1,847,042	1,904,161
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,206,999	$4,583,758	$4,187,149

The Company adopted ASU 2016-02, "Leases (Topic 842)", and related amendments as of February 3, 2019 under the modified retrospective approach and, therefore, has not revised comparative periods.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	November 2, 2019	November 3, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$227,643	$217,309
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization, and other	201,152	179,437
Deferred income taxes	(3,438)	(726)
Stock-based compensation	31,742	31,783
Gain on sale of subsidiaries	(33,779)	—
Changes in assets and liabilities:
Accounts receivable	(22,636)	(7,218)
Inventories	(758,016)	(466,212)
Prepaid expenses and other assets	3,822	7,950
Accounts payable	168,259	234,859
Accrued expenses	11,424	11,152
Income taxes payable / receivable	(28,610)	(14,387)
Deferred construction allowances	25,598	23,440
Deferred revenue and other liabilities	(35,936)	(56,859)
Net cash (used in) provided by operating activities	(212,775)	160,528
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(165,703)	(135,288)
Proceeds from sale of subsidiaries, net of cash sold	40,387	—
Proceeds from sale of other assets	4,103	—
Deposits and purchases of other assets	(1,000)	—
Net cash used in investing activities	(122,213)	(135,288)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,778,750	1,723,500
Revolving credit repayments	(1,059,450)	(1,341,200)
Payments on other long-term debt and finance lease obligations	(3,965)	(3,924)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	1,160	—
Minimum tax withholding requirements	(6,320)	(5,264)
Cash paid for treasury stock	(366,148)	(289,623)
Cash dividends paid to stockholders	(74,540)	(68,139)
Increase (decrease) in bank overdraft	39,466	(49,700)
Net cash provided by (used in) financing activities	308,953	(34,350)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	4	(40)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(26,031)	(9,150)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	113,653	101,253
CASH AND CASH EQUIVALENTS, END OF PERIOD	$87,622	$92,103

Store Count and Square Footage

The stores that opened during the third quarter of 2019 are as follows:

Store	Market	Concept
Kennewick, WA	Kennewick	DICK'S Sporting Goods
Doral, FL	Miami / Ft. Lauderdale	DICK'S Sporting Goods
Waterbury, CT	New Haven	DICK'S Sporting Goods
West Jordan, UT	Salt Lake City	DICK'S Sporting Goods
Conroe, TX	Houston	DICK'S Sporting Goods
Manchester, NH	Nashua	DICK'S Sporting Goods
Downers Grove, IL	Chicago	Golf Galaxy

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2019			Fiscal 2018
	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total
Beginning stores	729	129	858	716	129	845
Q1 New stores	—	1	1	8	—	8
Q2 New stores	2	—	2	5	—	5
Q3 New stores	6	1	7	6	—	6
Closed stores (3)	4	9	13	3	—	3
Ending stores	733	122	855	732	129	861

Relocated stores	3	2	5	4	1	5

Square Footage:
(in millions)

	DICK'S Sporting Goods	Specialty Concept Stores (1)	Total (2)
Q1 2018	38.4	3.7	42.1
Q2 2018	38.7	3.7	42.3
Q3 2018	38.8	3.6	42.4
Q4 2018	38.6	3.6	42.2
Q1 2019	38.6	3.6	42.2
Q2 2019	38.6	3.6	42.2
Q3 2019	38.8	3.3	42.1

(1)
Includes the Company's Golf Galaxy and Field & Stream stores. In some markets the Company operates DICK'S Sporting Goods stores adjacent to its specialty concept stores on the same property with a pass-through for customers. The Company refers to this format as a "combo store" and includes combo store openings within both the DICK'S Sporting Goods and specialty concept store reconciliations, as applicable. As of November 2, 2019, the Company operated 25 combo stores.

(2)	Column may not add due to rounding.

(3)	Includes the Company's exit from eight Field & Stream stores, which were subleased to Sportsman’s Warehouse in the third quarter of 2019.

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED
(Dollars in thousands, except per share amounts)

	13 Weeks Ended November 2, 2019

	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (4)	Earnings per diluted share
GAAP Basis	$531,704	$45,625	$(33,779)	$77,146	$57,584	$0.66
% of Net Sales	27.10%	2.33%	(1.72)%	3.93%	2.93%
Gain on sale of subsidiaries (1)	—	—	33,779	(33,779)	(24,996)
Field & Stream store closing costs (2)	(8,938)	8,938	—	8,938	6,614
Non-cash asset impairment (3)	(7,630)	7,630	—	7,630	5,646
Non-GAAP Basis	$515,136	$62,193	$—	$59,935	$44,848	$0.52
% of Net Sales	26.25%	3.17%	—%	3.05%	2.29%

(1)	Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.

(2)	Charge related to the Company's exit from eight Field & Stream stores, which were subleased to Sportsman’s Warehouse.

(3)	Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.

(4)	The provision for income taxes for Non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	39 Weeks Ended November 2, 2019

	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (5)	Earnings per diluted share
GAAP Basis	$1,539,934	$276,701	$(33,779)	$307,911	$227,643	$2.53
% of Net Sales	25.07%	4.50%	(0.55)%	5.01%	3.71%
Gain on sale of subsidiaries (1)	—	—	33,779	(33,779)	(24,996)
Field & Stream store closing costs (2)	(8,938)	8,938	—	8,938	6,614
Non-cash asset impairment (3)	(15,253)	15,253	—	15,253	11,287
Litigation contingency settlement (4)	6,411	(6,411)	—	(6,411)	(4,744)
Non-GAAP Basis	$1,522,154	$294,481	$—	$291,912	$215,804	$2.39
% of Net Sales	24.78%	4.79%	—%	4.75%	3.51%

(1)	Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.

(2)	Charge related to the Company's exit from eight Field & Stream stores, which were subleased to Sportsman’s Warehouse.

(3)	Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.

(4)	Favorable settlement of a previously accrued litigation contingency.

(5)	The provision for income taxes for Non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	November 2, 2019	November 3, 2018
	(dollars in thousands)
Gross capital expenditures	$(165,703)	$(135,288)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	25,598	23,440
Construction allowance receipts	—	—
Net capital expenditures	$(140,105)	$(111,848)

Reconciliation of Non-GAAP Consolidated Net Income and Earnings Per Diluted Share Guidance
(Dollars in thousands, except per share amounts)

	52 Weeks Ended February 1, 2020
	Low-End		High-End
	Amount	EPS	Amount	EPS
GAAP consolidated net income and earnings per diluted share	$323,339	$3.63	$332,239	$3.73
Gain on sale of subsidiaries (1)	(24,996)		(24,996)
Field & Stream store closing costs (2)	6,614		6,614
Non-cash asset impairment (3)	11,287		11,287
Litigation contingency settlement (4)	(4,744)		(4,744)
Non-GAAP consolidated net income and earnings per diluted share	$311,500	$3.50	$320,400	$3.60

(1)	Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.

(2)	Charge related to the Company's exit from eight Field & Stream stores, which were subleased to Sportsman’s Warehouse.

(3)	Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.

(4)	Favorable settlement of a previously accrued litigation contingency.